EXECUTION VERSION

Tecnoglass Inc.

(Cayman Islands exempted company)

5,000,000 Ordinary Shares1

($0.0001 par value per share)

Underwriting Agreement

New York, New York

March 21, 2019

Robert W. Baird & Co.

Raymond James & Associates, Inc.

as Representatives of the several Underwriters

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue, Suite 2800

Milwaukee, Wisconsin 53202

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Tecnoglass Inc., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 5,000,000 ordinary shares, $0.0001 par value per share (“Ordinary Shares”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 750,000 additional Ordinary Shares to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the terms Representatives and Underwriters shall mean you. Certain terms used herein are defined in Section 20 hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus Supplement or the Prospectus Supplement or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the documents incorporated by reference therein pursuant to General Instruction XII of Form S-3.

[1]	Plus an option to purchase from the Company, up to 750,000 additional Securities to cover over-allotments.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-227898) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities, including Ordinary Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related Base Prospectus. The Company will file with the Commission a final prospectus relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus, together with the Base Prospectus, shall contain all information required by the Act and the rules thereunder with respect to the offer and sale of the Securities and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

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(c) (i) The Disclosure Package and each electronic road show when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405).

(e) No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) The copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Underwriting Agreement (this “Agreement”), references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

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(g) All documents filed by the Company within the twelve months prior to the date hereof pursuant to Sections 12, 13, 14 or 15 of the Exchange Act, and incorporated or deemed to be incorporated by reference into the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation or a simplified stock corporation (sociedad por acciones simplificada) in good standing (as applicable) under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (as applicable) under the laws of each jurisdiction which requires such qualification.

(i) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, other than the preemptive rights set forth in the by-laws of the Colombian subsidiaries, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary of the Company.

(j) The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with applicable laws of the Cayman Islands; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, will be fully paid and non-assessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NASDAQ Capital Markets and on the Colombia Stock Exchange (the Bolsa de Valores de Colombia); the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and all offers and sales by the Company of the Company’s Ordinary Shares prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. No holder of the Securities will be subject to personal liability for obligations of the Company solely by reason of being such a holder.

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(k) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Taxation”, “Description of Share Capital—Certain Differences in Corporate Law,” “Disclosure Regarding Foreign Exchange Controls and Exchange Rates in Colombia,” “Business—Legal Matters,” “Certain Relationships and Related Party Transactions” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus.

(o) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which it’s or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

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(p) Except as described in the Disclosure Package and the Prospectus and which have been waived, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(q) The consolidated historical financial statements, including the notes thereto, and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Summary Historical Consolidated Financial Data” in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present, on the basis stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the information included therein. All non-GAAP financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. The statistical and market-related data and forward-looking statements included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources No other financial statements are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(r) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto) there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries and any such action, suit or proceeding, if determined adversely to the Company or such subsidiary, would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”),or adversely affect the consummation of the transactions contemplated by this Agreement.

(s) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

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(t) Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document, (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company’s $109.5 million seven-year senior secured credit facility, entered into on December 23, 2015 and its 8.200% Senior Notes due 2022), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any U.S., Cayman Island, Colombian or other law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, in the case of clauses (ii) and (iii) above, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any violation of any U.S., Cayman Islands, Colombian or other law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any U.S., Cayman Islands, Colombian or other court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement by the Company, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Disclosure Package and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Act, applicable securities laws of the several states of the United States, provinces of Canada or Colombia.

(u) PricewaterhouseCoopers Ltda., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder, and any non-audit services provided by PricewaterhouseCoopers Ltda. to the Company has been approved by the Audit Committee of the Board of Directors of the Company.

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(v) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(w) The Company and its consolidated subsidiaries have timely filed all necessary tax returns and other applicable foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them (whether imposed directly or through withholding), except to the extent that such taxes, assessment, fines or penalties are being contested in good faith or as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus (exclusive of any supplement thereto). The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(s) hereof in respect of all U.S., Cayman Islands, Colombian and other foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect.

(x) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y) Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(z) No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or any of its subsidiaries, as applicable, or from making any other distribution on its capital stock, from repaying to the Company or any of its subsidiaries any loans or advances to it from the Company or any of its Significant Subsidiaries or from transferring any of its properties or assets to the Company or any of its Significant Subsidiaries, as applicable, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

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For these purposes, “Significant Subsidiaries” of the Company are Tecnoglass S.A.S., C.I. Energía Solar S.A.S., ES Windows, Tecno RE LLC, Tecnoglass LLC, E.S. Windows LLC and Giovanni Monti and Partners Consulting and Glazing Contractors, Inc.

(aa) The Company and each subsidiary has conducted and is conducting its business in compliance with all applicable U.S., Cayman Islands and Colombian laws, rules and regulations. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by U.S., Cayman Islands, Colombian and other appropriate foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(bb) The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(cc) Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and, except as set forth in the SEC Reports, such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and, except for ongoing actions described in the SEC Reports, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

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(ee) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each of the Company and its subsidiaries and their respective operations and facilities have complied and are in compliance with, and not subject to any known or foreseeable liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals which are unappealable (except for constitutional and legal actions that may be filed by third parties pursuant to Colombian laws) and in full force and effect, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received nor could reasonably expect to receive any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting, or is subject to or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

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For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the laws of Colombia and other applicable foreign laws or regulations, ordinances, codes, orders, decrees, resolutions, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(gg) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to, third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

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(hh) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect; (iv) any non-compliance by the Colombian significant subsidiaries of applicable Colombian law related to employment practices, employee documentation, employees’ compensation, terms and conditions of employment, equal employment opportunity, the payment of social security contributions and other taxes, limits for hiring temporary employees, and rules related to employment practices; or (v) any claims, proceedings, suits, charges or complaints by Colombian labor authorities or any other entities against the Colombian significant subsidiaries for unfair labor practice, safety, health, social security contributions and discrimination that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment or health condition that could have a Material Adverse Effect; (v) the filing of a claim or requirement of Colombian tax or administrative authorities regarding calculation of social security contributions and parafiscal contributions by the Colombian significant subsidiaries that could have a Material Adverse Effect; or (vi) the filing of a claim by temporary employees of the staffing companies against the Colombian significant subsidiaries related to their provision of services and any labor obligation that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(ii) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before any governmental authority, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any Colombian or other applicable law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws, including in respect of employee classification.

(jj) Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

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(kk) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any applicable sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

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(oo) Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 5 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(pp) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(qq) The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(s) hereof (or elsewhere in the Registration Statement, Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Registration Statement, Disclosure Package and the Prospectus and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(rr) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and which is not so described.

(ss) The subsidiaries listed on Schedule III attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(tt) The Company does not own a majority equity interest in or own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule IV to this Agreement.

(uu) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

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(vv) Since the date of the most recent financial statements of the Company included in each of the Registration Statement, the Disclosure Package and the Prospectus (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, prospects, earnings, rights, assets, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole that have not been disclosed in the Registration Statement; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus.

(ww) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx) The Company is not aware that any of Standard & Poor’s Ratings Service (“Standard & Poor’s”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”) has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Company’s short-term or long-term debt, or default ratings of the Company; and the Company has not been informed by Standard & Poor’s, Moody’s or Fitch that it intends or is contemplating any downgrading in any such rating or any announcement that it will have under surveillance or review, with possible negative implications, any such rating.

(yy) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Representatives and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Representatives.

(zz) The Company is a “smaller reporting company,” as defined in Rule 405 of the Act (a “Smaller Reporting Company”) ..

(aaa) Intentionally Omitted.

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(bbb) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the jurisdiction in which the Company is organized. The Company has the power to submit and pursuant to Section 16 of this Agreement have legally, validly, effectively and irrevocably submitted, to the jurisdiction of the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York in respect of any legal suit, action or proceeding against it arising out of or related to this Agreement and the Securities, and have validly and irrevocably waived any objection to the laying of the venue of any such suit, action or proceeding brought in any such court. The Company has the power to designate, appoint and empower and pursuant to Section 16 of this Agreement have legally, validly, effectively and irrevocably designated, appointed and empowered, the Process Agent (as defined in Section 16 of this Agreement) for service of process in any legal suit, action or proceeding arising out of or related to this Agreement and the Securities in any such court.

(ccc) The Company, and its obligations under this Agreement and the Securities Transaction, are subject to civil and commercial law and to suit and neither the Company nor any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Cayman Islands, Colombian, New York State or U.S. federal court or any court of any jurisdiction in which the Company owns or leases property or assets, except for the limitations set out in Articles 593, 594 and 595 of the Colombian General Code of Procedure regarding assets located in Colombia, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment (subject to the issuance of a writ of exequatur in case of enforcement of a foreign judgment in Colombia, which is a procedure that takes place before the Supreme Court of Colombia and is regulated by Articles 605 through 607 of the General Code of Procedure), or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to their respective obligations or liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement.

(ddd) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus under the current laws and regulations of the Cayman Islands and any political subdivision thereof all dividends and other distributions declared and payable on the Offered Shares may be paid by the Company to the holder thereof in United States dollars or Cayman Islands dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income withholding or other taxes under the laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax duty withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

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(eee) A final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States of America located in the State of New York based upon this Agreement or the Securities would be declared enforceable against the Company in the courts of the Cayman Islands the jurisdiction in which the Company is organized without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, subject to the qualifications set forth in the opinions of counsel for the Company in each such jurisdiction to be delivered to the Underwriters pursuant to Sections 5(d), 5(e), 5(f) and 5(g) hereof.

(fff) The indemnification and contribution provisions set forth in Section 8 of this Agreement do not contravene the laws or any public policy of Cayman Islands or other applicable jurisdiction in which the Company is organized or any political subdivision thereof, subject to the qualifications set forth in the opinions of counsel for the Company in each such jurisdiction to be delivered to the Underwriters pursuant to Sections 5(d), 5(e), 5(f) and 5(g) hereof.

(ggg) All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the Company’s knowledge, its counsel, officers, directors and holders of any securities (debt or equity) of the Company or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete and correct and any letters filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $6.58 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 750,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

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3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on March 25, 2019, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue, Suite 2800 Milwaukee, Wisconsin 53202, Attention: General Counsel and Raymond James & Associates, Inc. 880 Carillon Parkway, St. Petersburg, Florida 33716 Attn: Tom Donegan, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

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5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable. The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule VI hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such rule.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

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(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158; provided, however, that (i) such requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such requirements to the Representatives shall be deemed met by the Company if the related reports are available on the Commission’s EDGAR system.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or shares of any class of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Company may issue and sell Ordinary Shares (1) pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (2) to satisfy any obligations of the Company pursuant to that certain Investment Agreement dated January 11, 2019, by and among the Company, Holding Concorde S.A.S., Saint-Gobain Colombia S.A.S., Saint-Gobain Cristaleria S.L., and Pilkington International Holdings B.V. and (3) upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

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(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ Capital Markets; (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings up to a maximum of $20,000); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the fees and expenses incurred in connection with the investigative due diligence of Kroll Associates, Inc.; and (x) other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433 other than a free writing prospectus containing the information contained in the final term sheet specified in Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

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(k) Company will notify promptly the Representatives if the Company ceases to be an Smaller Reporting Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 90-day restricted period referred to in Section 5(g) hereof.

(l) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(m) The Company will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Preliminary Prospectus and Prospectus under the caption “Use of Proceeds.”

(n) The Company agrees that it will not and will not permit any director, officer, agent, employee or affiliate of the Company to solicit offers for, or offer or sell, the Securities by any means that would cause the offering to be or to involve in any way a “public offering and intermediation of securities” under any applicable Colombian law. The Company will and will cause all such persons to comply with the offering restriction requirements under applicable Colombian law.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

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(b) The Company shall have requested and caused Graubard Miller, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Company shall have requested and caused Philippi Prietocarrizosa Ferrero DU & Uría, Colombian counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Company shall have requested and caused Maples and Calder, Cayman Islands counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(e) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

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(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g) The Company shall have requested and caused PricewaterhouseCoopers Ltda., to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) The Securities shall have been listed and admitted and authorized for trading on the NASDAQ Capital Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) The FINRA, upon review, if any, of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

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(m) Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) from each officer and director of the Company and each affiliated stockholder of the Company listed on Schedule V hereto addressed to the Representatives. The Company will use its best efforts to enforce the terms of each Lock-Up Agreement and will issue stop-transfer instructions to the transfer agent for the Ordinary Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(n) On or prior to the Closing Date, the Underwriters shall have received evidence of the agreement of Graubard Miller to act as the process agent of the Company, as described in Section 16 hereof.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 885 Third Avenue, New York, New York 10022-4843, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof (other than 6(e)) is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, any roadshow or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the following statements set forth in the Preliminary Prospectus and the Prospectus under the heading “Underwriting”: (i) the paragraph under the sub-heading “Commissions and Discounts” thereof related to selling concessions and dealer reallowances and (ii) the paragraph under the sub-heading “Price Stabilization, Short Positions” related to stabilization, syndicate covering transactions and penalty bids, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

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(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

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9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or the NASDAQ Capital Markets or trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

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11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue, Suite 2800 Milwaukee, Wisconsin 53202, Attention: General Counsel, and Raymond James & Associates, Inc. 880 Carillon Parkway, St. Petersburg, Florida 33716 Attn: Tom Donegan; or, if sent to the Company, will be mailed, delivered or telefaxed to Tecnoglass Inc., Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby (including without limitation, any claims sounding in equity, statutory law, contract law or tort law arising out of the subject matter hereof) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws doctrine.

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(a) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted by the Underwriters in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”). The Company irrevocably submits to the jurisdiction of the Specified Courts in any Related Proceeding and agree not to commence any Related Proceeding except in the Specified Courts. The Company irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The Company agrees that a final judgment in any Related Proceeding (a “Related Judgment”) from a Specified Court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law, and the Company submits to the jurisdiction of the courts of any such other jurisdiction for such purpose.

(b) The Company has irrevocably appointed Graubard Miller at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, United States, as its agent to receive service of process or other legal summons (the “Process Agent”) for purposes of any Related Proceeding that may be instituted in any Specified Court. The Company agrees that service of any process, summons, notice or document by mail to the Process Agent and written notice of said service to such party shall be effective service of process upon the Company for any Related Proceeding brought in any Specified Court. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement. Notwithstanding the foregoing, the Company agrees that service of any process, summons, notice or document by mail to such party at such party’s address specified in this Agreement shall be effective service of process for any Related Proceeding brought in any Specified Court. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by law.

(c) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

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(d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from them to any Underwriter shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Foreign Taxes. All payments by the Company to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by the Cayman Islands, Colombia or any other jurisdiction in which the Company has an office from or through which payment is made or deemed to be made (each, a “Taxing Jurisdiction”) (such income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, “Foreign Taxes”). If any such Foreign Taxes are payable with respect to payments by the Company to the Underwriters hereunder, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield to the Underwriters and each person controlling the Underwriter, as the case may be, an amount which, after withholding, deduction, or other payment on account of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes were withheld or deducted, except to the extent that (i) any such Foreign Tax imposed by reason of the Underwriter having some connection with a Taxing Jurisdiction other than its participation as an Underwriter hereunder, and (ii) any income, franchise or other similar Foreign Tax on the overall net income of any Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

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21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City and in Colombia.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement to the Base Prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

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“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“subsidiary” shall mean each direct and indirect subsidiary of the Company.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Tecnoglass Inc.

By:	/s/ Santiago Giraldo
Name:	Santiago Giraldo
Title:	Chief Financial Officer

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The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Robert W. Baird & Co. Incorporated

By:	/s/ Justin Holsen
Name:	Justin Holsen
Title:	Managing Director

Raymond James & Associates, Inc.

By:	/s/ Gareth Hughes
Name:	Gareth Hughes
Title:	Vice President

For themselves and as Representatives of the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

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Underwriters	Number of Underwritten Securities to be Purchased

Robert W. Baird & Co. Incorporated	1,850,000

Raymond James & Associates, Inc.	1,850,000

B. Riley FBR, Inc.	700,000

D.A. Davidson & Co.	300,000

Dougherty & Co. LLC.	300,000

Total:	5,000,000

Schedule II

Schedule of Free Writing Prospectuses included in the Disclosure Package:

None.

Schedule III

Schedule of significant subsidiaries:

C.I. Energia Solar S.A.S.

E.S. Windows

E.S.Windows LLC

Giovanni Monti and Partners Consulting and Glazing Contractors, Inc.

Tecno RE LLC

Tecnoglass LLC

Tecnoglass S.A.S.

Schedule IV

Schedule of subsidiaries:

Name of Subsidiary	Description

Alcoy Group Worldwide S.A.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

Archena Continental Corp.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

Belagua Consultants Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

C.I. Energía Solar S.A.	A sociedad anómina, organized under the laws of Colombia, which is owned directly by five wholly-owned subsidiaries of Tecno Corporation.

Componenti USA LLC	A Florida limited liability company organized under the laws of the State of Florida in which Giovanni Monti and Partners Consulting and Glazing Contractors, Inc. has 60% equity interest

E.S.Windows LLC	A Florida limited liability company organized under the laws of the State of Florida in which Tecnoglass Inc. and C.I. Energia Solar S.A. are its members.

Giovanni Monti and Partners Consulting and Glazing Contractors, Inc.	A corporation organized under the laws of the State of Florida which is a wholly owned subsidiary of Tecnoglass Inc.

Hollental Investors S.A.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Isarco Investments Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Kodori Holdings S.A.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Luena Commercial Corp.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

Mosela Ventures Corp.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Ordesa Valley Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

Pineta Services Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Name of Subsidiary	Description

Tecno Corporation	An exempted company organized under the laws of the Cayman Islands, which is a wholly owned subsidiary of Tecnoglass Inc.

Tecnoglass LLC	A Florida limited liability company organized under the laws of the State of Florida in which Tecnoglass Inc. is the sole member.

Tecnoglass RE LLC	A Florida limited liability company organized under the laws of the State of Florida in which Tecnoglass Inc. is the sole member.
Tecnoglass USA, Inc.	A corporation organized under the laws of the State of Florida which is a wholly owned subsidiary of Tecnoglass.

Tecnoglass S.A.	A sociedad anómina, organized under the laws of Colombia, which is owned directly by five wholly-owned subsidiaries of Tecno Corporation.

Schedule V

Schedule of Directors, Officers and Stockholders Subject to Lock-Up:

Jose Daes

Christian Daes

A. Lorne Weil

Julio Torres

Martha Byorum

Samuel Azout

Luis Fernando Castro Vergara

Santiago Giraldo

Energy Holding Corp.

Schedule VI

1. The Company is selling 5,000,000 ordinary shares.

2. The Company has granted an option to the Underwriters, severally and not jointly, to subscribe for up to an additional 750,000 ordinary shares.

3. The initial public offering price per share for the Securities shall be $7.00.

EXHIBIT A – Form of Lock-Up Agreement

Tecnoglass Inc.

Public Offering of Ordinary Shares

[●], 2019

Robert W. Baird & Co. Incorporated

Raymond James & Associates, Inc.

as Representatives of the several Underwriters

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue, Suite 2800

Milwaukee, Wisconsin 53202

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Tecnoglass Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of ordinary shares, $0.0001 par value per share (the “Ordinary Shares”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of the Underwriting Agreement (the “Restricted Period”). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Ordinary Shares without the prior written consent of Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc., provided that (1) each of Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc. receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts; or

(ii) upon death or by will, testamentary document or intestate succession; or

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iv) as a distribution to limited partners or stockholders of the undersigned; or

(v) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

This agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Underwriting Agreement and (ii) the first business day following the expiration of the Restricted Period.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]